FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   July 6, 1999

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH,
FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.
     The Company today issued a press release which reported record results for the second quarter and six months ended May 31, 1999.
     Total revenues for the 1999 second quarter increased 17% to $44.6 million compared to $38.2 million in the 1998 second quarter. Operating income for the second quarter increased 23% to $9.6 million from $7.8 million. Net income increased 13% to $6.8 million, or $0.16 per diluted share, versus $6.0 million, or $0.16 per diluted share, in the prior-year period on a 12% increase in the weighted average common shares outstanding.
     For the six-month period ended May 31, 1999, revenues grew 20% to $127.9 million from $106.5 million. Operating income increased 22% to $49.8 million, and net income rose 25% to $32.8 million, or $0.76 per diluted share, versus $26.2 million, or $0.68 per diluted share.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                  Filing Status

1.   (99.1)    Press Release announcing Earnings     filed herewith



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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   7/6/99                        /s/ James C. France
     _____________             __________________________________
                                      James C. France, President


Date:   7/6/99                       /s/ Susan G. Schandel
     _____________             __________________________________
                                      Susan G. Schandel,
                                     Chief Financial Officer